UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PAN AMERICAN GOLDFIELDS LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary Copy Subject to Completion

PAN AMERICAN GOLDFIELDS LTD.

570 Granville Street, Unit 1200

Vancouver, BC V6C 3P1

(604) 681-1163

Dear Stockholder,

You are cordially invited to attend the Annual Meeting of Stockholders of Pan American Goldfields Ltd., a Delaware corporation (the “Company”), which will be held on Monday, June 17, 2013, at 9:00 a.m., Pacific time at the offices of DLA Piper LLP (US), 4365 Executive Drive, Suite 1100, San Diego, CA 92121.

We hope that you will vote as soon as possible to ensure that your shares will be represented.

The Board of Directors and management look forward to your participation.

Sincerely yours,

/s/ Neil Maedel
Neil Maedel
Executive Chairman

Vancouver, BC

[ ], 2013

Preliminary Copy Subject to Completion

PAN AMERICAN GOLDFIELDS LTD.

570 Granville Street, Unit 1200

Vancouver, BC V6C 3P1

(604) 681-1163

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To All Stockholders of Pan American Goldfields Ltd.:

The purpose of this letter is to inform you that on Monday, June 17, 2013, at 9:00 a.m., Pacific time, the Annual Meeting of Stockholders of Pan American Goldfields Ltd., a Delaware corporation (the “Company”) will be held at the offices of DLA Piper LLP (US), 4365 Executive Drive, Suite 1100, San Diego, CA 92121, for the purposes set forth below:

1.              To elect (i) George Young and Herman Celorrio to hold office until the 2014 Annual Meeting; (ii) Randy Buchamer, Ricardo Ernesto Marcos Touche and Robert Knight to hold office until the 2015 Annual Meeting; and (iii) Gary Parkison and Neil Maedel to hold office until the 2016 Annual Meeting or until their respective successors are elected and qualified.

2.              To ratify the appointment of Cowan, Gunteski & Company, P.A. as our independent registered public accounting firm for the fiscal year ending February 28, 2014.

3.              To hold a non-binding advisory vote on the compensation of our named executive officers.

4.              To hold a non-binding advisory vote on the frequency of the advisory vote on executive compensation.

5.              To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

The Board of Directors of the Company (the “Board”) has approved the foregoing proposals and recommends that you vote “FOR” each of the director nominees and “FOR” each of the other proposals. Whether or not you are personally able to attend the meeting, please complete, sign and date the enclosed WHITE proxy card and return it in the enclosed prepaid envelope as soon as possible. This action will not limit your right to vote in person if you do wish to attend the meeting and vote personally.

The Board has fixed the close of business on May 13, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Shares of the common stock of the Company may be voted at the meeting only if the holder is present at the meeting in person or by valid proxy.

The Board intends to nominate for election as directors the seven (7) persons named in Proposal No. 1 in the proxy statement accompanying this Notice, five of whom are currently serving as directors of the Company. We believe that the Board’s director nominees have the independence, experience, knowledge and commitment to deliver value for the Company and its stockholders. The Board has adopted the definition of independent director as such term is defined under the listing standards of the Nasdaq Stock Market.

Please note that Vortex Capital Ltd. and its affiliates, including Emilio Alvarez and Bruno LeBarber, and director nominees (together, “Vortex”) provided a notice dated March 19, 2013 to the Company of their intention to nominate their own slate of up to five (5) nominees for election as directors at the Annual Meeting of Stockholders and solicit proxies for use at the Annual Meeting of Stockholders to vote in favor of their own slate. We do not endorse the election of any of Vortex’s nominees as directors. You may receive proxy solicitation materials from Vortex or other persons or entities affiliated with them, including an opposition proxy statement and proxy card. OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE BOARD’S NOMINEES ON THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY VORTEX. If you have already voted using a proxy card sent to you by Vortex, you can revoke it by subsequently executing and delivering the WHITE proxy card or by voting in person at the Annual Meeting of Stockholders, by telephone or by Internet. Only your last-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting of Stockholders as described in this proxy statement.

The Board cordially invites you to attend the Annual Meeting. Your attention is directed to the attached Proxy Statement for a discussion of the foregoing proposals.

By Order of the Board of Directors
/s/ Neil Maedel
Neil Maedel
May [ ], 2013	Executive Chairman

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 17, 2013: This Proxy Statement and the Annual Report to Stockholders for the fiscal year ended February 28, 2013 are available for viewing, printing and downloading at www.proxyvote.com.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN

If you have questions about how to vote your shares, or need additional assistance, please contact MacKenzie Partners, Inc., who is assisting the Company in the solicitation of proxies:

105 Madison Avenue New York, New York 10016

Stockholders may call toll-free at (800) 322-2885 or call collect at (212) 929-5500 with any questions

IMPORTANT

The Board urges you NOT to sign any proxy card sent to you by Vortex and its affiliates, including Emilio Alvarez and Bruno LeBarber, which has notified the Company it intends to put forth its own slate of director nominees at the Annual Meeting of Stockholders. If you have already signed any Vortex proxy card, you have every legal right to change your vote by executing and dating the enclosed WHITE proxy card, and returning it in the postage-paid envelope provided, or by voting by telephone or via the Internet by following the instructions provided on the enclosed WHITE proxy card.

PRELIMINARY PROXY STATEMENT DATED MAY 20, 2013–SUBJECT TO COMPLETION

PAN AMERICAN GOLDFIELDS LTD.

PROXY STATEMENT FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 17, 2013

INFORMATION CONCERNING SOLICATION AND VOTING

General

The accompanying proxy is solicited by the Board of Directors of Pan American Goldfields Ltd. (the “Board” or “Board of Directors”) to be voted at the 2013 Annual Meeting of Stockholders (the “Meeting” or “Annual Meeting”) to be held on June 17, 2013 at the offices of DLA Piper LLP (US), 4365 Executive Drive, Suite 1100, San Diego, CA 92121.  References in this proxy statement to the “Company,” “we,” “our,” and “us” are to Pan American Goldfields Ltd.  This proxy statement and the accompanying proxy are being sent to stockholders on or about May [   ], 2013, for the following purposes:

1.              To elect (i) George Young and Herman Celorrio to hold office until the 2014 Annual Meeting; (ii) Randy Buchamer, Ricardo Ernesto Marcos Touche and Robert Knight to hold office until the 2015 Annual Meeting; and (iii) Gary Parkison and Neil Maedel to hold office until the 2016 Annual Meeting or until their respective successors are elected and qualified.

2.              To ratify the appointment of Cowan, Gunteski & Company, P.A. as our independent registered public accounting firm for the fiscal year ending February 28, 2014.

3.              To hold a non-binding advisory vote on the compensation of our named executive officers.

4.              To hold a non-binding advisory vote on the frequency of the advisory vote on executive compensation

5.              To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

Vortex Capital Ltd., and its affiliates, including Emilio Alvarez and Bruno LeBarber, and director nominees (together, “Vortex”) provided a notice dated March 19, 2013 to the Company of their intention to nominate their own slate of up to five (5) nominees for election as directors at the Annual Meeting and solicit proxies for use at the Annual Meeting of Stockholders to vote in favor of their own slate.  The Vortex Nominees are NOT endorsed by the Board of Directors. The Company urges stockholders NOT to vote any proxy card that you may receive from Vortex.

Our Board of Directors urges you to vote FOR ALL of our nominees for director in the following classes:

George Young	Class I
Hernan Celorrio	Class I
Randy Buchamer	Class II
Ricardo Ernesto Marcos Touche	Class II
Robert Knight	Class II
Gary Parkison	Class III
Neil Maedel	Class III

The Company is not responsible for the accuracy of any information provided by or relating to Vortex contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Vortex or any other statements that Vortex may otherwise make. Vortex chooses which stockholders receive their proxy solicitation materials.

Solicitation Costs

The expenses of mailing this Proxy Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Proxy Statement and all documents that now accompany or may in the future supplement it. The Company contemplates that brokerage houses, custodians, nominees, and fiduciaries will forward this Proxy Statement to the beneficial owners of the Company’s capital stock held of record by these persons and the Company will reimburse them for their reasonable expenses incurred in this process.  Certain of our officers, directors and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations. Such solicitations may be made by telephone, facsimile transmission, over the Internet or personal solicitation. No additional compensation will be paid to such officers, directors or regular employees for such services. The Company may also solicit shareholders through press releases issued by the Company, advertisements in periodicals and postings on the Company’s website at www.panamgoldfields.com.

The Company has retained MacKenzie Partners, Inc. (“MacKenzie”) to assist it in soliciting proxies and related services for a fee estimated to be approximately $150,000 plus reasonable expenses, of which $35,000 has been paid to date. MacKenzie expects that approximately 25 of its employees will assist in soliciting proxies. Our aggregate expenses, including those of MacKenzie, related to our solicitation of proxies, excluding salaries and wages of our regular employees, are expected to be approximately $185,000, which includes legal fees and preparation, printing and mailing costs of approximately $35,000.

Appendix A sets forth information relating to our director nominees as well as certain of our officers who are considered “participants” in our solicitation under the rules of the Securities and Exchange Commission (the “SEC”) by reason of their position as directors and director nominees of the Company or because they may be soliciting proxies on our behalf.

Record Date, Quorum, Voting

Holders of record of our shares of common stock, our only class of issued and outstanding voting securities (the “Common Stock”), at the close of business on May 13, 2013 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On May 13, 2013, 96,507,801 shares of our Common Stock were issued and outstanding.

The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning that the seven (7) nominees receiving the most votes will be elected. Only votes cast FOR a nominee will be counted. If you return the WHITE proxy card, unless indicated otherwise thereon, your shares will be voted FOR ALL of the seven (7) nominees named in Proposal No. 1 in this proxy statement. Instructions on the accompanying WHITE proxy card to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as a vote “AGAINST” the nominees. Abstentions, withheld votes and broker non-votes (which occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner) are counted as present for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will also result in those nominees receiving fewer votes but will not count as a vote “AGAINST” the nominees. Stockholders have no right to cumulate votes in the election of directors. The Bylaws provide that the total number of directors shall be fixed from time to time exclusively by action of the Board.  The Board previously resolved that the number of directors constituting the full Board is seven (7) directors.

All other proposals, other than proposal 4, require the affirmative vote of holders of a majority of outstanding shares present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions have the same effect as negative votes on such proposals. Broker non-votes are not considered to be entitled to vote on the proposal,  and as a result, have no effect on the outcome of the vote.

Proposal No. 4 seeks an advisory vote from the Company’s shareholders on the frequency of the advisory vote on executive compensation. The choices are every year, every other year, or every third year. A plurality of votes cast on this proposal will determine the frequency selected by stockholders. Our Board and Compensation Committee both recommend that you select one year as the frequency for the advisory vote on executive compensation. If you submit your proxy card but fail to select a preference, your shares will be treated as though you chose a frequency of one year on this proposal.

Stockholders of Record

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, American Stock Transfer. As a stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.  We have enclosed a proxy card for you to use. You may also vote by Internet or telephone, as described below.

Shares Held in Street Name

If your shares are held by a broker, bank, trustee or other stockholder of record, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in “street name”), you will receive a separate voting instruction form with this Proxy Statement.  As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Annual Meeting. If you hold your shares in street name and do not provide voting instructions to your broker, bank , trustee or nominee, your shares will not be voted on any proposals on which such party does not have discretionary authority to vote (a “broker non-vote”), as further described below under the heading “Broker Non-Votes.”

Please note that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

Broker Non-Votes

Broker non-votes are shares held in street name by brokers or nominees who are present in person or represented by proxy, but which are not voted on a particular matter because the brokers or nominees do not have discretionary authority with respect to that proposal and they have not received voting instructions from the beneficial owner. Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. Routine matters include the ratification of the appointment of the Company’s independent registered public accountants. The remaining proposals to be considered at the Annual Meeting are considered to be non-routine matters. As a result, if you do not provide your brokers or nominees with voting instructions on these non-routine matters your shares will not be voted on these proposals.

Voting Matters

Stockholders are entitled to cast one vote per share of Common Stock on each matter presented for consideration by the stockholders. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a proper purpose during normal business hours at the executive offices of the Company for a period of at least 10 days preceding the day of the Annual Meeting.

We urge you to mark, date, sign and return the enclosed WHITE proxy card as promptly as possible in the postage-prepaid envelope provided, or vote electronically through the Internet or by telephone. If you choose to vote by mail, your shares will be voted in accordance with your voting instructions if the proxy card is received prior to or at the meeting. If you sign and return your WHITE proxy card but do not give voting instructions, your shares will be voted (1) FOR ALL of the seven (7) nominees named in Proposal No. 1 in this proxy statement; (2) FOR the ratification of the appointment of Cowan, Gunteski & Company, P.A. as our independent registered public accounting firm for the fiscal year ending February 28, 2014; (3) FOR approval of a non-binding advisory vote on the compensation of our named executive officers; (4) FOR approval of the frequency of the advisory vote on executive compensation to be annually; and (5) as the proxy holders deem advisable, in their discretion, on other matters that may properly come before the Annual Meeting.

Stockholder Nominees

Vortex Capital, and its affiliates, including Emilio Alvarez and Bruno LeBarber, and director nominees (together, “Vortex”) provided a notice dated March 19, 2013 to the Company of their intention to nominate their own slate of up to five (5) nominees for election as directors at the Annual Meeting of Stockholders and solicit proxies for use at the Annual Meeting of Stockholders to vote in favor of their own slate.

The Vortex Nominees have NOT been endorsed by the Board. We urge stockholders NOT to use any proxy card that you may receive from Vortex. The Board urges you to use the WHITE proxy card and vote FOR ALL of our nominees for director.

OUR BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY VORTEX.

We are not responsible for the accuracy of any information provided by or relating to Vortex contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Vortex or any other statements that Vortex may otherwise make.

Certain Background Information

•                  VORTEX HAS FAILED TO FUND THE COMPANY AS PROMISED.  Vortex signed an agreement to invest in Pan American Goldfields, which was the basis on which Bruno LeBarber was appointed to the Board.  Subsequently, both Mr. LeBarber and Emilio Alvarez have repeatedly made representations to the Company that the funds would be invested pursuant to the agreement.  Despite signing subscription agreements in March and September 2011 and making numerous promises, Vortex has failed to invest in the Company.

•                  WE BELIEVE VORTEX’S ACTIONS HAVE BEEN DECEPTIVE AND MISLEADING.  Mr. LeBarber was appointed to the Company’s Board based on a promise by Vortex to invest in the Company.  After being appointed to the Board, Mr. LeBarber failed to actively carry out his duties as a director by only attending 5 of the seventeen meetings the Board held last year.  In addition, Mr. LeBarber delayed the Company’s admission to the OTCQX by refusing to return a personnel information form to the OTCQX despite numerous requests from the Company.  By filing a proxy contest, we believe Vortex confirmed that its real intent is to take over, rather than help, the Company.

•                  VORTEX’S PREVIOUS ACTIONS IN BOARD MEETING VOTES HAVE NOT BEEN IN THE BEST INTERESTS OF THE COMPANY.  In 2012, Mr. LeBarber voted against the amended development agreement the Company negotiated with Minera Rio Tinto (MRT), which allows pilot production at our Cieneguita project.  Our agreement with MRT provides non-dilutive cash flow to support the Company’s operations and funds the Company’s development efforts, including the Preliminary Economic Assessment for the Cieneguita project.  Without these funds, the Company would have needed to raise money through one or more equity financings to support its operations and development activities.  Any equity financing would have been dilutive to our existing stockholders.  In addition, there is no assurance we could have completed an equity financing on favorable terms, at all, which would have jeopardized the Company’s ability to operate.

•                  VORTEX’S ACTIONS SHOW HOSTILE, AGGRESSIVE INTENT.  Mr. Alvarez, a partner at Vortex, filed an unsuccessful lawsuit attempting to force the Company to hold our Annual Meeting of Stockholders in early 2013.  At the time of filing his lawsuit against the Company, Mr. Alvarez was aware that the Company would not be releasing its 2013 financial results until it completed its annual financial audit in May 2013.  In addition, he knew that the Company planned to release the results of a Preliminary Economic Assessment on the Cieneguita project in April or May 2013.  We believe their request for a premature holding of the Annual Meeting of Stockholders was an attempt to oust the Company’s current management and directors before this information could be made available to our stockholders to the benefit of Vortex.

•                  THE VORTEX NOMINEES HAVE LIMITED MINING EXPERIENCE.  Vortex intends to nominate five individuals in opposition to the Company’s Board.  None of the Vortex director nominees have any prior experience operating or managing a mining company, like the Company.  In addition, to our knowledge, none of the Vortex director nominees have any expertise in advancing a known mineral resource (like the Cieneguita Project) from a resource category to reserves.  In contrast, the Company’s director nominees have significant experience in managing and operating mining companies, and advancing mineral resources to the reserve category.

Additional Background Information

Bruno LeBarber, a member of the Board of Directors, is managing member of Vortex Capital Ltd., a hedge fund which owns shares of the Company’s common stock representing 3.5% of the Company’s outstanding shares.  He co-founded Vortex along with Emilio Alvarez. Neither Mr. LeBarber or Alvarez have any experience operating or managing a mining company.

Mr. LeBarber was appointed to the Board in March 2011 based on the agreement that Vortex would invest $250,000 in the Company’s securities, which was reflected in a subscription agreement signed by Bruno LeBarber, and that Vortex would continue to finance the Company.  Pursuant to this agreement, Vortex Capital agreed to purchase 1,250,000 units at a subscription price of $0.20 per Unit (One Unit equal to one share and one warrant at $0.30 with a two year term) for total proceeds of $250,000. In September 2011, Mr. LeBarber agreed that Vortex would purchase an additional 5,000,000 units at a subscription price of $0.20 per Unit (One Unit equal to one share and one warrant at $0.30 with a two year term) for total additional proceeds of $1 million under a subscription agreement also signed by Mr. LeBarber.

To date, despite numerous representations that the $250,000 had been sent to the Company and a further $1 million would be sent, the Company has never received any of the promised investments from Vortex.

In early fall 2011, Mr. Alvarez requested to be appointed to the Board, which the Company declined to do.

On August 15, 2012, the Company issued Mr. Alvarez 700,000 shares of the Company’s common stock as part of a commission for a $2.1 million capital raise consisting of $1.05 million cash and $1.05 worth of real estate in Argentina.

The Company’s strategy has been to renegotiate and extend a joint venture agreement with Minera Rio Tinto (MRT), the Company’s current partner at its Cieneguita project in Mexico, that would allow it to receive 35% of the net cash flow and thus greatly decrease the Company’s reliance on equity markets for capital.   The current strategy of becoming largely self-financing has proved to be prescient given the current market conditions.  Both Messrs. LeBarber and Alvarez were opposed to the Company entering the amended joint venture agreement with MRT.  In the Board meeting where the amended joint venture agreement was approved,  Mr. LeBarber voted against approving the amendment.  Had the joint venture not been amended and renewed, the Company would have been completely dependent on further equity financings.

Prior to the joint venture being voted against by Mr. LeBarber, a major portion of the Company’s ongoing administrative expenses and exploration budget had to be met from equity financings at relatively low share prices, resulting in significant dilution to existing stockholders.  As a result of the new structure, the Company now generates enough cash flow from the joint venture to pay all of its administrative and exploration expenses and still have excess cash from operations with which to continue with pre-development of the Cieneguita project and commission a feasibility study to place the project into production.  If Mr. LeBarber’s vote would have been implemented, our stockholders would be continuing to suffer undue dilution and delay in the project’s development.

While Mr. LeBarber did attend the meeting of the Board where his negative vote took place, he has never been well versed regarding the Company’s business, as he infrequently attends board meetings.  During the fiscal year ended February 28, 2013, Mr. LeBarber attended only five of the seventeen meetings the Board held.  The Company’s director nominees each attended at least 75% of the seventeen meetings the Board held.

During the end of the fourth quarter of 2012, the Company was nearing completion of a Preliminary Economic Assessment (“PEA”), which is critical to supporting the financial viability of establishing large scale commercial mining operations at its Cieneguita mining project located in the Sierra Madre region of the State of Chihuahua, Mexico.

On or about October 25, 2012, Mr. Maedel informed Mr. Alvarez via email that the Company would hold an Annual Meeting of Stockholders following the filing of its annual report for its fiscal year ending on February 28, 2013 and the Company’s receipt of the results of the PEA.  Mr. Maedel also advised Mr. Alvarez that the Board would hold its next Board meeting approximately 10 days later and invited Mr. Alvarez to let Mr. Maedel know if he would like to place any items (including the timing of an Annual Meeting) on the agenda for the Board to discuss.  Mr. Alvarez did not respond to this invitation, and neither he nor Mr. LeBarber attended the meeting, which was held November 10, 2012.

On November 20, 2012, Mr. Maedel met with Messrs. LeBarber and Alvarez in Hong Kong and informed them under confidentiality restrictions regarding the preliminary results of the PEA for the Cieneguita project.  Mr. Maedel also provided them with the positive accounting information from the pilot mining operations being conducted at the Cieneguita project, as well as the results of metallurgical studies at the Company’s Cieneguita project.  Mr. Maedel informed Messrs. LeBarber and Alvarez that the Company would be releasing the results of the PEA in conjunction with the filing of the Company’s annual report for the fiscal year ending February 28, 2013, in May or June 2013.

Mr. LeBarber attended the next meeting of the Board held December 10, 2012.  Mr. LeBarber did not comment regarding the planned Annual Meeting. At the December 10, 2012 Board meeting, the members of the Board were informed that the Company expected to receive the completed PEA in March 2013.  Mr. LeBarber also received monthly metallurgical results from the pilot mining operations currently being conducted at the Cieneguita project, which were favorable.

On December 22, 2012, Mr. Alvarez filed suit in the Court of Chancery for the State of Delaware (the “Chancery Court”) seeking to hold an Annual Meeting of Stockholders in April 2013.  In his opening brief, he referenced the 700,000 shares of the Company’s common stock he held, which were the same 700,000 shares he was issued as an advance for the capital raise discussed above. The basis of his suit was that the Company had not held an Annual Meeting of Stockholders for election of directors for 12 years, and that it had no intention to hold one.  The Company did hold a Special Meeting of Stockholders in May of 2010 and Mr. Alvarez was informed both verbally and by email that an Annual Meeting of Stockholders was planned for June 2013.

The Company reincorporated from Colorado to Delaware in July 2010 as part of the restructuring initiated by the current executive team with the good faith intention to ensure better corporate governance and stockholder representation.  In May of 2010, the Company (known then as Mexoro Minerals Ltd.) held a Special Meeting of Stockholders to approve, among other items, the reincorporation of the Company from Colorado to Delaware.  The reincorporation was approved by 99.39% of shares entitled to vote and present at the Special Meeting .  The Company did not hold an Annual Meeting of Stockholders in 2011 or 2012 because all available resources were focused on the development of the Cieneguita project, and advancement of other projects and general and administrative expenses in what were deteriorating market conditions.   The Company intended to hold an Annual Meeting of Stockholders in 2013 following the fiscal year ended February 28, 2013 and the expected completion of the PEA.

In the Delaware action, the Company replied that Mr. Alvarez’s interest in holding an Annual Meeting of Stockholders prior to the Company’s stockholders receiving and digesting the financial information for the fiscal year ending February 28, 2013 and prior to the stockholders receiving the results of the PEA was clearly designed to take advantage of the confidential information Mr. Alvarez learned from Mr. Maedel, at Board meetings, and his access to confidential corporate information before it was publicly released.

In February 2013, the Court of Chancery ordered that the Annual Meeting would take place June 17, 2013, after the filing and distribution of the annual report for the fiscal year ended February 28, 2013.

The final results of the PEA are near completion and are expected to be released in early June 2013 prior to the Annual Meeting.

On March 19, 2013 the Company received a letter from Vortex Capital and its affiliates regarding their intention to nominate their own slate of up to five (5) nominees for election as directors at the Annual Meeting and solicit proxies for use at the Annual Meeting to vote in favor of their own slate.  In its notice to the Company, none of its nominees claimed any professional credentials regarding operating or managing a mineral exploration or production company.  They also did not claim to have any expertise with advancing a known mineral resource to the reserve category.

Inspector of Elections

We have engaged Broadridge Financial Solutions to serve as the tabulator of votes and an independent representative of Broadridge to serve as the Inspector of Election at the Annual Meeting.

Proxies

All shares represented by a proxy will be voted, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If a stockholder does not indicate a choice on the proxy card, the shares will be voted in favor of the election of each of the nominees for director contained in this Proxy Statement and in favor of each of the other proposals considered at the Annual Meeting.

Multiple Proxy Cards

Many stockholders hold their shares in more than one account and may receive separate proxy cards or voting instructions forms for each of those accounts. To ensure that ALL of your shares are represented at the Annual Meeting, we recommend that you VOTE EVERY WHITE PROXY CARD YOU RECEIVE.

Additionally, if Vortex proceeds with its alternative nominations, you may receive proxy solicitation materials from Vortex, including an opposition proxy statement and a proxy card. Your Board recommends you disregard any proxy card you receive from Vortex.

If you have already voted using Vortex’s proxy card, you have every right to change your vote by executing the enclosed WHITE proxy card or by voting by telephone or via the Internet by following the instructions provided on the enclosed WHITE proxy card. Only the latest dated proxy you submit will be counted. If you vote against any Vortex Nominee using Vortex’s proxy card, your vote will not be counted as a vote for the Board’s nominees and will result in the revocation of any previous vote you may have cast on the Company’s WHITE proxy card. IF YOU WISH TO VOTE PURSUANT TO THE RECOMMENDATION OF THE BOARD, YOU SHOULD DISREGARD ANY PROXY CARD THAT YOU RECEIVE OTHER THAN THE WHITE PROXY CARD.

If you have any questions or need assistance voting, please call MacKenzie Partners, Inc., our proxy solicitor assisting us in connection with the Annual Meeting, toll-free at (800) 322-2885.

Voting Instructions

If you are a stockholder of record, you can vote in the following ways:

•                  By Internet: by following the Internet voting instructions included on the proxy card at any time up until 11:59 p.m., Eastern Daylight Time, on June 16, 2013.

•                  By Telephone: by following the telephone voting instructions included in the proxy card at any time up until 11:59 p.m., Eastern Daylight Time, on June 16, 2013.

•                  By Mail: you may vote by mail by marking, dating and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

Proxy Revocation Procedure

A proxy may be revoked at any time before it has been exercised with regard to any matter (i) by written notice of revocation mailed to and received by the Secretary of the Company prior to the date of the Annual Meeting, (ii) by executing and delivering to the Secretary a proxy dated as of a later date than a previously executed and delivered proxy (provided, however, that such action must be taken prior to 6:00 p.m., local time, on June 16, 2013) by voting again by Internet or telephone as more fully detailed in your proxy card, or (iii) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself revoke a proxy. If your shares are held by a bank, broker or other agent, you may change your vote by submitting new voting instructions to your bank, broker or other agent, or, if you have obtained a legal proxy from your bank, broker or other agent giving you the right to vote your shares, by attending the annual meeting and voting in person.

If you have previously signed any proxy card sent to you by Vortex, you may change your vote by signing, dating and returning the enclosed WHITE proxy card in the accompanying postage-paid envelope or by voting by telephone or via the Internet by following the instructions on your WHITE proxy card. Please note that submitting a Vortex proxy card—even if you vote in protest against the Vortex Nominees—will revoke any votes you previously made via the Company’s WHITE proxy card.

Voting Results

We will announce preliminary voting results at the annual meeting. We will report final results in a Form 8-K report filed with the Securities and Exchange Commission (the “SEC”).

CORPORATE GOVERNANCE

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our Code of Business Conduct and Ethics, together with our Certificate of Incorporation, Bylaws and the charters of our Board Committees, form the basis for our corporate governance framework. As discussed below, our Board of Directors has established three standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Board Leadership Structure

Our Bylaws provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure is in the best interests of the Company. Currently, Mr. Neil Maedel serves as both Chairman of the Board of Directors and Executive Chairman, our principal executive officer.  Our Board has determined that this structure is the most effective leadership structure for the Company at this time. The Board believes that Mr. Maedel is the director best situated to identify strategic opportunities and focus the activities of the Board due to his commitment to the business and his company-specific experience. The Board also believes that the combined roles held by Mr. Maedel promotes effective execution of strategic imperatives and facilitates information flow between management and the Board. Our Board has determined that maintaining the independence of the Company’s directors (other than Mr. Maedel) and managing the composition and function of its committees helps to maintain the Board’s strong, independent oversight of management. In addition, our other directors are encouraged to make suggestions for Board agenda items or pre-meeting materials.

Director Independence

The Board has determined that our current directors, Mr. Koniuhov, Mr. Celorrio, Mr. Parkison, Mr. Young and Mr. Buchamer and Mr. Knight and Mr. Marcos Touche, who have been nominated for election at the Annual Meeting, are “independent directors,” as that term is defined by applicable listing standards of The Nasdaq Stock Market. There are no family relationships among any of our directors or executive officers.  Mr. Maedel, our Executive Chairman, is not an “independent director” as he is our principal executive officer.

Board Attendance

In fiscal year 2013, our Board held seventeen (17) regularly scheduled meetings. Other than Messrs. LeBarber and Koniuhov, every nominated director that is currently a director attended at least 75% of the number of Board meetings.  Mr. LeBarber and Mr. Koniuhov have not been nominated by our Board for reelection as members of our Board at the Annual Meeting.

Executive Sessions

Executive sessions of our independent directors are held at each regularly scheduled meeting of our Board and at other times as necessary. The Board’s policy is to hold executive sessions without the presence of management.

Board Committees

Our Board has established three standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance.  Prior to the formation of our committees, our Board performed the functions and duties generally performed by separately constituted audit, compensation and nominating and corporate governance committees.  Our Board held seventeen (17) regularly scheduled meetings during fiscal 2013 to fulfill such functions. Each of the newly-formed committees act pursuant to a written charter, each of which has been posted in the “Investors” section of our website accessible at www.panamgoldfields.com.  In addition to the three standing Committees, the Board may approve from time to time the creation of special committees to assist the Board in carrying out its duties.

The Compensation Committee.  The Compensation Committee of the Board of Directors, currently consists of Gary Parkison (Chair), Randy Buchamer (director) and George Young (director). The functions of the Compensation Committee include the approval of the compensation offered to our executive officers and recommending to the full Board of Directors the compensation to be offered to our directors. The Board has determined that Messrs. Parkison, Buchamer and Young are each an “independent director” under the listing standards of the Nasdaq Stock Market.

The Audit Committee.  The Audit Committee of the Board of Directors, currently consists of Messrs. Buchamer (Chair) and Young (director). The functions of the Audit Committee include the retention of our independent registered public accounting firm, reviewing and approving the planned scope, proposed fee arrangements and results of the Company’s annual audit, reviewing the adequacy of the Company’s accounting and financial controls and reviewing the independence of the Company’s independent registered public accounting firm. The Board has determined that each current member of the Audit Committee is an “independent director” under the listing standards of the Nasdaq Stock Market and Section 10A(m)(3) of the Securities Exchange Act. As required by the listing standards of the Nasdaq Stock Market, each member of the Audit Committee can read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The Board of Directors has also determined that Mr. Buchamer is an “audit committee financial expert” within the applicable definition of the SEC.

The Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee consists of Messrs. Young (Chair), Parkison (director) and Buchamer (director). The Nominating and Corporate Governance Committee evaluates and recommends to the Board nominees for each election of directors and helps oversee the Company’s regulatory and compliance matters. The Board has determined that Messrs. Young, Parkison and Buchamer are each an “independent director” under the listing standards of the Nasdaq Stock Market.

Board Oversight of Risk

The Board is actively involved in the oversight of risks that could affect the Company. The Board as a whole has responsibility for risk oversight of the Company’s risk management policies and procedures, with reviews of certain areas being conducted by the relevant Board committee. The Board satisfies this responsibility through reports by each Committee Chair regarding the Committee’s considerations and actions, as well as through regular reports directly from management responsible for oversight of particular risks within the Company.  Specifically, the Board committees address the following risk areas:

•                  The Compensation Committee is responsible for overseeing the management of risks related to the Company’s executive compensation plans and arrangements.

•                  The Audit Committee discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•                  The Nominating and Corporate Governance Committee considers risks related to regulatory and compliance matters.

The Board encourages management to promote a corporate culture that incorporates risk management into the Company’s day-to-day business operations.

Executive Compensation

Prior to the formation of the Compensation Committee, our Board reviewed and set our general compensation policies and executive compensation, including officer salary levels, incentive compensation programs and share-based compensation. Our Board also had the exclusive authority to administer our stock option plan. Messrs. Maedel, our current Executive Chairman, and Di Nanno, our former President, abstained from any Board discussions with respect to their respective compensation during Fiscal 2013.

Director Attendance at Annual Meeting

We believe the Annual Meeting provides a good opportunity for our directors to hear any feedback the stockholders may share with the Company at the Meeting. As a result, we encourage our directors to attend our Annual Meeting. We reimburse our directors for the reasonable expenses incurred by them in attending the Annual Meeting.

Identification and Evaluation of Director Nominees

Prior to the formation of our Nominating and Corporate Governance Committee, our Board was responsible for identifying and selecting potential candidates for our Board. Our Board reviewed the credentials of proposed members of the Board, either in connection with filling vacancies or the election of directors at each annual meeting of stockholders.

Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. Our Nominating and Corporate Governance Committee plans to regularly assess the appropriate size and composition of the Board, the needs of the Board and the respective Board Committees, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Nominating and Corporate Governance Committee through stockholders, management, current members of the Board, or search firms. The evaluation of these candidates may be based solely upon information provided to the Nominating and Corporate Governance Committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the Nominating and Corporate Governance Committee deems appropriate, including the use of third parties to review candidates.

While we do not have a stand-alone diversity policy, in considering whether to recommend any director nominee, including candidates recommended by stockholders, we believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow our Board and its Committees to fulfill their respective responsibilities. In addition, the Nominating and Corporate Governance Committee will also consider the ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company’s interests. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective director nominees. Our Board will be responsible for selecting candidates for election as directors based on the recommendation of the Nominating and Corporate Governance Committee.

We believe that our current Board includes individuals with a strong background in executive leadership and management, accounting and finance, and Company and industry knowledge. In addition, each of our director nominees has a strong professional reputation and has shown a dedication to his or her profession and community. We also believe that our directors’ diversity of backgrounds and experiences, which include business, finance, mining operations, international natural resource exploration and executive management,  results in different perspectives, ideas, and viewpoints, which make our Board more effective in carrying out its duties. We believe that our directors hold themselves to the highest standards of integrity and that they are committed to representing the long-term interests of our stockholders.

The Nominating and Corporate Governance Committee and the Board believe that each of the director nominees for election at the Annual Meeting brings a strong and unique set of qualifications, attributes and skills and provides the Board as a whole with an optimal balance of experience, leadership and competencies in areas of importance to our Company. Under “Proposal One—Election of Directors,” we provide an overview of each director nominee’s principal occupation, business experience and other directorships, together with other key attributes that we believe provide value to the Board, the Company and its stockholders.

Stockholder Nominees

In nominating candidates for election as a director, the Nominating and Corporate Governance Committee will consider candidates recommended by stockholders who satisfy the notice, information and consent provisions set forth in our Bylaws. Stockholders who wish to recommend a candidate may do so by writing to the Nominating and Corporate Governance Committee in care of the Corporate Secretary, at 570 Granville Street, Unit 1200, Vancouver, B.C. Canada, V6C 3P1. The Nominating and Corporate Governance Committee will use the same evaluation process for director nominees recommended by stockholders as it uses for other director nominees. A printed copy of our Bylaws may be obtained by any stockholder upon request to our Corporate Secretary.

Communications with Directors

The Board desires that the views of stockholders will be heard by the Board, its Committees or individual directors, as applicable, and that appropriate responses will be provided to stockholders on a timely basis. Stockholders wishing to formally communicate with the Board, any Board Committee, the independent directors as a group or any individual director may send communications directly to the Company at 570 Granville Street, Unit 1200, Vancouver, B.C. Canada, V6C 3P1, Attention: Corporate Secretary. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

Code of Ethics

Our Board of Directors adopted a Code of Business Conduct and Ethics policy, the “Code of Ethics”. The Code of Ethics allows us to focus our Board and each Director and officer on areas of ethical risk, provide guidance to Directors to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct and help foster a culture of honesty and accountability. A copy of our Code of Ethics may be obtained by writing to our corporate secretary at 570 Granville Street, Unit 1200, Unit 1200, Vancouver, B.C. Canada, V6C 3P1. Any amendments to, or waivers from, a provision of our code of ethics that applies to any of our executive officers will be posted on our website in accordance with the rules of the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of ours. Directors, officers and 10% holders are required by SEC regulations to send us copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms sent to us and the representations made by the reporting persons to us, except as set forth below, we believe that during the fiscal year ended February 28, 2013, our directors, officers and 10% holders complied with the filing requirements under Section 16(a) of the Exchange Act.

The Company failed to file Form 4s for Randy Buchamer, Hernan Celorrio, Gary Parkison and George Young for certain shares of common stock issued to such directors on July 24, 2012 in lieu of a cash director’s fee, in the amount of 80,000, 120,000, 295,000 and 24,000 shares, respectively.  The Company failed to file a Form 3 for Andrey Koniuhov for a warrant to purchase 1,000,000 shares of common stock granted to Mr. Koniuhov on April 25, 2012 in connection with joining the Board.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees for Director

Our business is managed under the direction of our Board of Directors (the “Board”).  Our Bylaws currently provide that the Board is to be divided into three classes designated as Class I, Class II and Class III, respectively.  The Board has resolved, pursuant to our Bylaws, that following the Annual Meeting, each member shall be divided into either Class I, Class II or Class III, as set forth below.   The Board has recommend that the following persons be elected at the Annual Meeting, including:

Name	Age	Position	Class
George Young	61	Director since September 2009	I
Hernan Celorrio	69	Director since January 2012	I
Randy Buchamer	50	Director since July 2010	II
Ricardo Ernesto Marcos Touche	60	Nominated by the Board	II
Robert Knight	56	Nominated by the Board	II
Gary Parkison	61	Director since July 2010	III
Neil Maedel	55	Director since July 2010; Chairman since June 2011 and Executive Chairman since January 2013	III

At the next annual meeting of stockholders to be held in 2014, the terms of the Class I directors shall expire and Class I directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election.  At the second annual meeting of stockholders to be held in 2015, the terms of the Class II directors shall expire and Class II directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election.  At the third annual meeting of stockholders to be held in 2016, the terms of the Class III directors shall expire and Class III directors shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election.

At each succeeding annual meeting of stockholders, directors elected to succeed the directors of the class whose terms expire at such meeting shall be elected for a full term of office to expire at the third succeeding annual meeting of stockholders after their election.  If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. Notwithstanding the foregoing, each director shall serve until such director’s successor is duly elected and qualified or until such director’s death, resignation or removal.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

The following sets forth information regarding the business experience of our director nominees as of February 28, 2013. In addition to the information regarding our directors and skills that led our Board to conclude that the individual should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. We believe they each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our Board. Our Board believes that re-electing five of our incumbent directors helps to promote stability and continuity. Our Board expects that each director will continue to make substantial contributions to the Company by virtue of their familiarity with, and insight into, the Company’s business and affairs accumulated during their tenure.

All of the nominees have indicated a willingness to serve or continue serving as directors if elected, and the Company has no reason to believe that any nominee will be unavailable or unable to serve. Each nominee has consented to being named in the proxy statement and has agreed to serve if elected. If any of them should decline or be unable to act as a director, the proxy holders will vote for the election of any other person or persons the Board may nominate.

Class I

George Young

Mr. George Young has served as a director since September 2009 and serves on our Compensation, Audit and Nominating and Corporate Governance Committees.  Mr. Young is currently President of Lion One Metals Ltd, a gold exploration company listed in Canada and the US.  From 2009 to 2010 he was president of Pan American Goldfields Ltd, and played a key role in its restructuring.   From 2005 to 2008, Mr. Young was a co-founder, director and the vice president of International Royalty Corp (IRC). IRC was later acquired by Royal Gold Ltd, in a transaction worth approximately $750 million.   From 2002 to 2005, Mr. Young was president and a co-founder of MAG Silver Corp in Vancouver, B.C. where he was principal in negotiating the Fresnillo-Juanicipio joint venture with Penoles in Mexico.  He was also responsible for the acquisition of the Cinco de Mayo which is now one of its core assets. From 1998 to 2002, Mr. Young was in private law practice serving oil & gas and mining companies.  From 1996 to 1998, he was CEO of Oro Belle Resources Corporation, during which time he acquired the Gualcamayo project in Argentina. Oro Belle was subsequently taken over by Viceroy Resources and the Gualycamayo was its principal asset when Yamana Gold bought Viceroy in a transaction valued at approximately $600 million.  Mr. Young was also a Director of South American Operations for American Resource Corporation, where he was involved in opening the Mahoma Mine, the first gold mine in Uruguay in the modern era; the acquisition of the San Gregorio Mine in Uruguay, and the optioning of the San Jorge and Agua Rica copper-gold projects in Argentina.  The company was subsequently acquired by Northern Orion Corporation which was later acquired by Yamana Gold Corp. for $1.03 billion.   In addition he has held executive positions with Canyon Resource Corporation, the $4.4 billion Intermountain Power Project, and he was the General Counsel for Bond International Gold during the development of the 300,000 ounce per year Bullfrog Gold mine in Nevada and the expansion of the El Indio project in Chile, and the Legal Supervisor for the Getty Mining Company Domestic Minerals and Coal Division when it developed the Mercur Gold mine (now owned by Barrick).

Mr. Young received his J.D. from the University of Utah College of Law in 1979 and his B.S. in Metallurgical Engineering from the University of Utah in 1975. Mr. Young is a former chair of the Utah Section of the Society of Mining Engineers and a member (inactive) of the State Bar Associations of Colorado, Utah and Texas.  Mr. Young has over 35 years of experience in the resource industry.  He has been involved in over $9 billion in natural resource debt and equity financings in both his legal practice and business management for gold, coal, oil & gas, mining and natural resource companies.  Mr. Young is qualified to sit on our board of directors due to his significant executive, legal and mining expertise and his experience regarding successfully developing resource companies.

Hernan Celorrio

Mr. Hernan Celorrio has served as a director since January 2012. Previously Mr. Celorrio was a director of subsidiary Recursos Argentinos SA., a company registered in Argentina. Mr. Celorrio was the president of Barrick Exploraciones Argentina S.A. from 1999-2006 when it was developing the Veladero now one of Barrick’s largest producing gold mines.  He was also a Vice President of Minera Peñoles in Argentina, in addition to sitting on the board of Directors of Northern Orion Resources and Yamana Resources (Compañia Minera Polimet S.A.) in Argentina. In 2000 and 2002, Hernan was awarded Mining Businessman of the Year in Argentina. Mr. Celorrio is qualified to sit on our board of directors due to his extensive legal and mining experience.

Class II

Randy Buchamer

Mr. Randy Buchamer has served as a director since July 2010 and serves on our Compensation, Audit and Nominating and Corporate Governance Committees. Mr. Buchamer has an extensive background in business administration and finance. Mr. Buchamer has served as the Chairman of RewardStream, a private B.C., Canada based technology company, since July 2002. From August 2001 to October 2009, Mr. Buchamer was the CEO of Voice Mobility and directed its transformation into a profitable company. From March 1999 to April 2000 Mr. Buchamer was the Managing Director, Operations of The Jim Pattison Group and was responsible for the operations of the 55 company, 25,000 employee conglomerate. Prior to joining The Jim Pattison Group, Mr. Buchamer was the CIO and later the COO for Mohawk Oil during its restructuring and listing on the Toronto Stock Exchange. At the time, Mohawk was one of Canada’s largest independent petroleum and convenience store retailers.  In addition to his oversight of the company, Mr. Buchamer was directly in charge of the operations of Mohawk subsidiary, Mohawk Jade, which had a producing mine in Alaska.  Mr. Buchamer holds an Executive Management Development Degree from Simon Fraser University and a Business Administration Degree. He also has significant experience in Securities and Exchange Commission, Toronto Stock Exchange and Sarbanes-Oxley compliance matters. Mr. Buchamer is qualified to sit on our board of directors due to his significant executive experience and his experience with other publicly traded companies.

Ricardo Ernesto Marcos Touche

Mr. Ricardo Marcos Touche is the Founder, Chairman and CEO of  Manufacturera Libra, a clothing manufacturer based in Torreón, Coahuila, Mexico which has distributed to US retailers such as Macy’s, JC Penny, Saks Fifth Avenue and Sears for the past 30 years.  He is currently on the board of directors of Banc de México a position he has held since 1990.  He was on the board of Banamex —Citibank from 1991 to 2006.  From 1995 to 2012 he was on the board of Teléfonos de México (TELMEX) and from 1990 to 1994 he was the Chairman of the Economic Development Bureau for Torreon, Coahuila.  From 2000 to 2010 he was the Consul, State of Texas for Mexico (2000-2010) where he represented energy companies from the State of Texas doing business in Mexico.  Mr. Marcos Touche received his Public Accountant degree from the Instituto Tecnologico de Estudios Superiores de Monterrey, campus Monterrey, Mexico in 1974. Mr. Marcos Touche is qualified to sit on our board of directors due to his extensive executive, entrepreneurial and financial expertise in Mexico.

Robert Knight

Mr. Knight has been employed since 1994 by Knight Financial acting as consultant and advisor to private and public companies assisting in the their capital formation needs and corporate development.  Mr. Knight is a seasoned executive with 25 years international experience in capital formation and financing focusing mainly in the resource sectors.  He has worked with many junior exploration and development companies where he built both a broad portfolio precious metals projects and oil and gas exploration plays and was involved in raising over $100 million for various ventures.  Mr. Knight previously served as an officer and director of the Company from December 2005 to April 2008  Mr. Knight was awarded an MBA degree from Edinburgh School of Business, Herriot-Watt University in December 1998.  Mr. Knight is qualified to sit on our board of directors due to his finance experience and his experience in raising funds for companies in the resource sector.

Class III

Gary Parkison

Mr. Parkison has served as a director since July 2010 and serves on our Compensation and Nominating and Corporate Governance Committees. Mr. Parkison is a geologist and project manager with diverse expertise regarding the exploration and development of base and precious metals, industrial minerals, and uranium projects. Mr. Parkison is currently President of Praxis Mining Consultants LLC where he has served since November 2008 and is the Vice President Development for Chesapeake Gold Corp where he most recently managed the successful completion of the pre-feasibility study for the 18.5 million oz/Au 526 million oz/Ag Metates project in Mexico. Mr. Parkison previously served as the Vice President-Exploration and Development for Constellation Copper Corporation from April 2004 to December 2008 and Chief Geologist for Cambior USA, Inc. from 1992 to 2000. He also worked as an exploration geologist for Westmont Mining, Inc. from 1984 to 1992 and for Nicor Mineral Ventures from 1978 to 1984. Mr. Parkison has participated in or been credited for a number of large copper and gold discoveries, and also has had significant experience in the successful completion of feasibility studies and mine development projects. Mr. Parkison has a B.S. degree in geology from UCLA and an M.S. from the University of California at Berkeley. Mr. Parkinson is qualified to sit on our board of directors due his mining education and his extensive experience in working with development stage mining companies.

Neil Maedel

Mr. Maedel has served as a director since July 2010 and as Executive Chairman since January 2013.  During 2009 — 2010, through his company Andean Invest (Bahamas), he acted as a consultant to the Company during its reorganization and refinancing.  Mr. Maedel is a Thailand based financier specializing in international resource projects. From 2007 to 2009 Mr. Maedel served as the Director, Business Development of Manas Petroleum during the period when it acquired interests in Tajikistan, Mongolia, Chile and Albania. Two of the acquisitions were subsequently farmed out for more than $100 million.  Mr. Maedel specializes in emerging resource companies and worked as a professional stock trader and a market researcher in Canada and was a researcher and writer for Canada Stockwatch during the 1980’s.  He was previously based in Zurich, Switzerland beginning 1991 where he published research and has assisted in financing resource companies, now for more than two decades. Mr. Maedel is qualified to sit on our board of directors due to his finance experience and his experience in raising funds, for development stage mining companies and his service to other mining or energy companies.

Director Independence

The Board has determined that all of our director nominees, except for Neil Maedel, our Executive Chairman and principal executive officer, are “independent directors,” as that term is defined by applicable listing standards of The Nasdaq Stock Market.

Family Relationships

There are no family relationships between any of our officers and directors.

Vote Required and Board Recommendation

If a quorum is present, either in person or by proxy, directors will be elected by a plurality of the votes, which means the seven (7) nominees who receive the greatest number of FOR votes will be elected. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal. Stockholders have no right to cumulate votes in the election of directors.

The shares represented by the accompanying proxy will be voted FOR election, as directors, of the above-mentioned seven (7) nominees, unless a stockholder requests that voting of the proxy be withheld for any one or more of the nominees for directors by so directing on the proxy card. If any nominee becomes unavailable for any reason (which event is not anticipated) to serve as a director at the time of the meeting, then the shares represented by such proxy may be voted for such other person as may be determined by the proxy holders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR AND SOLICITS PROXIES IN FAVOR OF THE NOMINEES LISTED ABOVE (ITEM 1 ON THE ENCLOSED WHITE PROXY CARD).

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF COWAN, GUNTESKI & COMPANY AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY

The Audit Committee of our Board has selected Cowan, Gunteski & Company, P.A.  (“Cowan”) as independent auditors to audit the consolidated financial statements of the company for the fiscal year ending February 28, 2014.  Cowan has acted as our independent auditors since its appointment on March 13, 2013.  A representative of Cowan is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires. The representative is also expected to be available to respond to appropriate questions from stockholders.

On March 1, 2013, we were informed by our independent registered public accounting firm, Meyler & Company, LLC, (“Meyler”), that it combined its practice with Cowan, Gunteski & Company, P.A.  (“Cowan”).  As a result of the combination and upon notice by Meyler to us on March 1, 2013, Meyler in effect resigned as our independent registered public accounting firm and Cowan became our independent registered public accounting firm.  On March 13, 2013, our Board approved the engagement of Cowan as the Company’s independent registered public accounting firm, including to perform the audit of our consolidated financial statements for the year ended February 28, 2013.

The audit reports of Meyler on the consolidated financial statements of the Company as of and for the year ended February 29, 2012 and February 28, 2011 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as to its ability to continue as a going concern. During the fiscal years ended February 28, 2012 and February 29, 2011 and through March 1, 2013 we did not consult with Cowan on (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that may be rendered on our consolidated financial statements, and Cowan did not provide either a written report or oral advice to us that Cowan concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K.

In connection with the audits of our consolidated financial statements for the fiscal year ended February 29, 2012 and February 29, 2011 and through March 13, 2013, there were no disagreements between us and Meyler on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Meyler, would have caused Meyler to make reference to the subject matter of the disagreement in their reports on our consolidated financial statements for such years.

The Board will meet with Cowan  on a quarterly or more frequent basis. At such times, the Board will review the services performed by Cowan as well as the fees charged for such services.

We provided Meyler a copy of the above disclosures.   Meyler provided us with a letter addressed to the Securities and Exchange Commission indicating that Meyler agreed with certain of the Company’s statements above. A copy of the letter dated March 13, 2013 furnished by Meyler in response to that request is filed as Exhibit 16 to the Current Report on Form 8-K filed by the Company on March 13, 2013.

Fees Billed to the Company by its independent auditors during Fiscal Years 2013 and 2012.

Set forth below is certain information concerning fees billed to us by Meyler and Cowan in respect of services provided in 2013 and 2012.

	2013		2012
Audit Fees	$50,000	(1)	$50,000	(2)
Audit-related fees	—		—
Tax Fees	—		—
All other fees	—		—
Total	$50,000		$50,000

(1)  Of this amount, $35,000 was billed by Cowan for the audit of our consolidated financial statements for the year ended February 28, 2013 and $15,000 as billed by Meyler for review of our financial statements included in our quarterly reports on Form 10-Q for the year ended February 28, 2013.

(2)  Includes $15,000 billed by Meyler for review of our financial statements included in our quarterly reports or Form 10-Q for the year ended February 29, 2012.

Audit Fees:  For the years ended February 28, 2013 and February 29, 2012, the aggregate audit fees billed by Cowan and Meyler, respectively (other than as set forth in the footnote above) were for professional services rendered for audits and quarterly reviews of our consolidated financial statements.

Audit-Related Fees:  The aggregate fees billed by Meyler  for assurance and related services that were related to its audit or review of our financial statements were $nil and $nil during the fiscal years ending February 28, 2013 and February 29, 2012.

Tax Fees:  The aggregate fees billed by Meyler for tax compliance, advice and planning were $nil for the fiscal year ended February 28, 2013 and $nil for the fiscal year ended February 29, 2012.

All Other Fees:  Meyler billed us $nil for reviewing our response to SEC’s comment letter and $nil for providing an opinion letter for the Registration Statement during the fiscal year ended February 28, 2013.

Policy on Audit Committee pre-approval of audit and permitted non-audit services of independent auditors

The Audit Committee has determined that all services provided by Cowen and all services provide by Meyler during its service to the Company were compatible with maintaining the independence of such respective audit firms. The charter of the Audit Committee requires advance approval of all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the company by our independent registered public accounting firm, subject to any exception permitted by law or regulation. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services, provided that the Chair reports any decisions to the Audit Committee at its next scheduled meeting. During the fiscal years ended February 28, 2013 and February 29, 2012, the Audit Committee or the Board of Directors pre-approved all audit related and the tax services provided by our independent auditors. During fiscal years ended February 28, 2013 and February 29, 2012, no non-permitted or non-authorized services were performed by our independent registered public accounting firm.

Independence Issues

There are no persons who have a direct or indirect substantial interest in the matter described under Proposal 2 above.

Vote Required and Board Recommendation

Ratification of Cowan, Gunteski & Company, P.A. as the Company’s independent registered public accounting firm for the year ending February 28, 2014 requires the affirmative vote of a majority of the shares of common stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote.  Abstentions will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

Submission of the appointment to stockholder approval is not required under applicable law. However, If our stockholders fail to ratify the appointment, the Board will reconsider whether or not to retain Cowan, Gunteski & Company, P.A.as our independent auditor or whether to consider the selection of a different firm.  Even if the appointment is ratified, the Board in its discretion may direct the appointment of a different independent auditor at any time during the fiscal year ending February 28, 2014.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF COWAN, GUNTESKI & COMPANY, P.A. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING FEBRUARY 28, 2014 (ITEM 2 ON THE ENCLOSED WHITE PROXY CARD).

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Audit Committee of the Board of Directors of Pan American Goldfields Ltd. with respect to the Company’s audited financial statements for the fiscal year ended February 28, 2013, included in the Company’s Annual Report on Form 10-K, filed with the SEC on May 16, 2013. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee currently consists of two directors, each of whom is an “independent director” as defined in the listing standards for the Nasdaq Stock Market and the SEC’s rules relating to the independence standards for members of the Audit Committee. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. A copy of the charter is available on the Company’s website at www.panamgoldfields.com.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm, Cowan, Gunteski & Company, P.A. (“Cowan”), is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

Review with Management

The Audit Committee reviewed and discussed the audited financial statements with management of the Company.

Review and Discussions with Independent Accountants

The Audit Committee met with Cowan to review the financial statements for the fiscal year ended February 28, 2013. The Audit Committee discussed with a representative of Cowan the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee met with Cowan, with and without management present, to discuss the overall scope of Cowan’s audit, the results of its examinations and the overall quality of the Company’s financial reporting. The Audit Committee received the written disclosures and the letter from Cowan required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committee Concerning Independence, and has discussed with Cowan its independence, and satisfied itself as to the independence of Cowan.

Conclusion

Based on the above review, discussions, and representations received, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended February 28, 2013 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2013 for filing with the SEC.

The Audit Committee of the Board of Directors:
Randy Buchamer (Chair)
George Young

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

The Compensation Committee of the Board of Directors, which is comprised solely of independent directors, has the responsibility for evaluating and authorizing the compensation payable to our executive officers.  The goal of our executive compensation program is to attract and retain qualified individuals and motivating those individuals to perform at the highest of professional levels and to contribute to our growth and success.

Due to our limited resources, we only have two named executive officers: Neil Maedel, our Executive Chairman, and Salil Dhaumya, our Chief Financial Officer.  Each of these executives have agreed to below market compensation in order to conserve the Company’s resources to support its development activities.

Objectives of our Executive Compensation Program

Our compensation program for our executive officers are designed to achieve the following objectives:

•                  attract, engage and retain talented and highly experienced executive officers;

•                  motivate and reward executive officers whose knowledge, skills and performance contribute to our success;

•                  encourage and inspire our executive officers to achieve key corporate strategic objectives and long-term goals; and

•                  align the interests of our executives and stockholders by motivating executive officers to increase stockholder value.

Elements of Compensation

Consistent with the size and nature of our Company, our executive compensation program is simple, consisting of a base salary and long-term equity award in the form of stock options.

Base Salary

The Compensation Committee reviews the base salaries of our named executive officers at least annually. The annual base salaries of our named executive officers are reflected in the Summary Compensation Table.  Due to our resource restrictions, both of our existing executive officers are currently being paid below market salaries.

Long-Term Incentive Awards

The Compensation Committee has a policy to issue a long-term equity awards in the form of stock options.  Our long-term equity awards align the interests of our named executive officers with those of our stockholders, thereby creating an incentive to build stockholder value and acting as a retention tool.  Our Executive Chairman, Mr. Maedel, decided not to request an equity award upon appointment as Executive Chairman.

Vote Required and Board Recommendations

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our stockholders are now entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement.

We believe that our compensation policies and decisions are designed to enhance stockholder value by attracting and retaining qualified individuals and motivating those individuals to perform at the highest of professional levels and to contribute to our growth and success.  We believe that our current compensation program directly links executive compensation to performance, aligning the interests of our executive officers with those of our stockholders.  Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that have already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions.  However, our Board values the opinions of our stockholders and will take into account the outcome of the vote when considering future executive compensation policies and decisions.

The Board is asking you to vote on the adoption of the following resolution:

“RESOLVED, that the stockholders of Pan American Goldfields Ltd. hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement, including the compensation tables and related narrative discussion.”

Vote Required for Approval

Approval of this resolution requires the affirmative vote of a majority of the shares of common stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote. A vote to abstain will have the same effect as a vote “AGAINST” the resolution.  Broker non-votes will have no effect on the outcome of the vote.

Because your vote is advisory, it will not be binding upon the Company, the Board of Directors or the Compensation Committee. However, our Board of Directors and Compensation Committee value the opinions of our stockholders. To the extent that there is any significant vote against the compensation of our named executive officers, they will consider our stockholders’ concerns and will evaluate what actions, if any, may be appropriate to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (ITEM 3 ON THE ENCLOSED WHITE PROXY CARD).

PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is seeking an advisory vote from its stockholders on the frequency of the advisory vote on executive compensation. The choices are every year, every other year, or every third year.  In other words, stockholders can recommend how often a proposal like Proposal Three is included in the matters subject to a stockholder vote at an annual meeting.

We believe that our stockholders should have the opportunity to vote on our executive compensation program every year. An annual vote lets us know whether our stockholders have concerns about the Company’s executive compensation program on the most timely basis possible. As a result, our Board will be able to evaluate and consider stockholder feedback each year.

The frequency of future stockholder votes on executive compensation is nonbinding. But our Board will carefully consider the opinion expressed by our stockholders on this proposal in choosing the frequency of future advisory votes on executive compensation.

Vote Required and Board Recommendations

Please mark your proxy card to reflect your preference on this proposal or your decision to abstain. A plurality of votes cast on this proposal will determine the frequency selected by stockholders. Our Board recommends that you select one year as the frequency for the advisory vote on executive compensation. If you submit your proxy card but fail to select a preference, your shares will be treated as though you chose a frequency of one year on this proposal.

The approval of this proposal is not a condition to the approval of any other proposals submitted to the stockholders

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE, ON AN ADVISORY BASIS, FOR HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY YEAR (ITEM 4 ON THE ENCLOSED WHITE PROXY CARD).

EXECUTIVE COMPENSATION

The following table sets forth executive compensation for our named executive officers for the fiscal years ended February 28, 2013 and February 29, 2012.

Summary Compensation Table

Name And Principal Position	Fiscal year Ended February	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Options Awards ($)(1)	All Other Compensation ($)	Total ($)

Neil Maedel	2013	150,000	—		—		150,000
Executive Chairman(2)	2012	125,000	—	—	—	—	125,000
Miguel Di Nanno	2013	80,000			—		80,000
President(3)	2012	120,000	—	—	—	—	120,000
Salil Dhaumya	2013	84,000			—		84,000
CFO	2012	84,000	—	—	—	—	84,000

(1)                                 Column represents the aggregate grant date fair value of stock options/warrants granted to the named executives recognized for financial statement reporting purposes in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)                                 In January 2013, Mr. Maedel was appointed as the Executive Chairman.

(3)                                 In December 2012, Mr. Di Nanno was terminated from his position as President and Chief Operating Officer of the Company.

Employment Agreements

In December 2012, Mr. Miguel Di Nanno was terminated from his positions as President and Chief Operating Officer.  In January 2011, in connection with his appointment as President and Chief Operating Officer, we had granted Mr. Di Nanno options to purchase 1,000,000 shares of our common stock pursuant to our 2009 Nonqualified Stock Option Plan. The options vested in six equal installments, with the first installment vesting on the grant date and the remaining installments vesting every six months thereafter. The options had an exercise price of $0.20 per share.  On the date of Mr. Di Nanno’s termination, 666,669 options had vested.  Mr. Di Nanno did not exercise his vested options prior to the option termination date and he therefore forfeited them.

We do not have employment agreements with Messrs. Maedel or Dhaumya.

Outstanding Equity Awards at Fiscal Year End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Miguel Di Nanno	0	(1)	—	Nil	0.20	2/24/2021
Salil Dhaumya	25,000	(2)	—	Nil	0.90	12/21/2017
	200,000	(3)	—	Nil	0.16	02/10/2019
	500,000	(4)	—	Nil	0.28	11/01/2019
Neil Maedel	1,000,000	(5)	—	Nil	0.25	7/26/2020

(1)                                 Mr. Di Nanno received 1,000,000 options under the 2009 Nonqualified Stock Option Plan, of which he forfeited 333,331 unvested options on the date of his termination. These options were vesting in six equal installments, with the first installment vesting on January 24, 2011. The remaining 500,000 options vested as: 166,667 options vested on July 24, 2011, 166,667 options vested on January 24, 2012 and 166,667 options vested on July 24, 2012.  Mr. Di Nanno did not exercise his vested options prior to the option termination date and he therefore forfeited them.

(2)                                 Mr. Dhaumya received 25,000 options under the 2007 Nonqualified Stock Option Plan. These options vested every six months over a two and a half year period beginning on the initial grant date.

(3)                                 Mr. Dhaumya received 200,000 options under the 2009 Nonqualified Stock Option Plan. These options vested every six months over a two and a half year period beginning on the initial grant date.

(4)                                 Mr. Dhaumya received 500,000 options under the 2009 Nonqualified Stock Option Plan. These options vested in eight equal installments, with the first installment vesting on November 1, 2009. These options were repriced from $0.44 to $0.28 on April 29, 2011.

(5)                                 Mr. Maedel received 1,000,000 warrants. These warrants vested in eight equal installments, with the first installment vesting on October 26, 2010. The remaining 875,000 warrants vested as: 125,000 warrants vested on January 26, 2011, 125,000 warrants vested on April 26, 2011, 125,000 warrants vested on July 26, 2011, 125,000 warrants vested on October 26, 2011, 125,000 warrants vested on January 26, 2012, 125,000 warrants vested on April 26, 2012 and 125,000 warrants vested on July 26, 2012.

Options Granted During the Last Fiscal Year

As of February 28, 2013, we granted no options under our existing option plans during the prior fiscal year.

Aggregate Option Exercises in Last Fiscal Year

None of the named executive officers exercised options during the year ended February 28, 2013.

Narrative to Summary Compensation Table and Outstanding Equity Awards Table

The goal of our executive compensation program is to attract and retain qualified individuals and motivating those individuals to perform at the highest of professional levels and to contribute to our growth and success.  Due to our limited resources, we only have two named executive officers: Neil Maedel, our Executive Chairman, and Salil Dhaumya, our Chief Financial Officer.  Each of these executives have agreed to below market compensation in order to conserve the Company’s resources to support its development activities.  Pursuant to the rules of the SEC, we have also included the compensation information for Miguel Di Nanno, our former President and Chief Operating Officer, who was terminated in December 2012.

Consistent with the size and nature of our Company, our executive compensation program is simple, consisting of a base salary and long-term equity award in the form of stock options.

Base Salary: The Compensation Committee reviews the base salaries of our named executive officers at least annually. The annual base salaries of our named executive officers are reflected in the Summary Compensation Table.  Due to our resource restrictions, both of our existing executive officers are currently being paid below market salaries.

Long-Term Incentive Awards:  The Compensation Committee has a policy to issue a long-term equity awards in the form of stock options.  Our long-term equity awards align the interests of our named executive officers with those of our stockholders, thereby creating an incentive to build stockholder value and acting as a retention tool.  Our Executive Chairman, Mr. Maedel, decided not to request an equity award upon appointment as Executive Chairman.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding outstanding options and shares reserved for future issuance under our current equity compensation plans as of  February 28, 2013:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
2007 Nonqualified Stock Option Plan (1)	200,000	$0.78	-0-
2008 Nonqualified Stock Option Plan (2)	330,000	$0.42	-0-
2009 Nonqualified Stock Option Plan (3)	4,406,669	$0.25	593,331
Equity compensation plans not approved by security holders Warrants (4)	5,000,000	$0.26	-0-
Total	9,936,669	$0.27	593,331

(1)         On February 26, 2007 the Board approved the granting of stock options according to the 2007 Nonqualified Stock Option Plan (the “2007 Option Plan”). The 2007 Option Plan constitutes a single “omnibus” plan, but is composed of two parts. The first part is the nonqualified stock option plan (“NQSO Plan”) which provides grants of nonqualified stock options (“NQSOs”). The second part is the restricted shares plan (“Restricted Shares Plan”) which provides grants of restricted shares of Company common stock (“Restricted Shares”). The maximum number of shares of common stock that may be purchased under the plan is 6,000,000.

(2)         On April 29, 2008, the Board approved the granting of stock options according to the 2008 Nonqualified Stock Option Plan (“2008 Option Plan”) whereby the Board is authorized to grant to employees and other related persons stock options to purchase an aggregate of up to 6,000,000 shares of the Company’s common stock. All of the options were granted and vest, pursuant to the terms of the 2008 Option Plan in six equal installments, with the first installment vesting at the date of grant, the second installment vesting October 29, 2008, the third installment vesting April 29, 2009, the fourth installment vesting October 29, 2009, the fifth installment vesting April 29, 2010 and the last installment vesting October 29, 2010.

(3)         On March 18, 2009, the Board approved the granting of stock options according to the 2009 Nonqualified Stock Option Plan (“2009 Option Plan”) whereby the board is authorized to grant to employees and other related persons stock options to purchase an aggregate of up to 5,000,000 shares of the Company’s common stock. Subject to the adoption of the 2009 Option Plan, the options were granted and vest, pursuant to the terms of the 2009 Option Plan, in six equal installments, with the first installment vesting at the date of grant, and the balance vesting over 21/2 years, every six months.

(4)         From time to time, the Board approved the granting of warrants to executive personnel, key employees, and directors of the Company or its affiliates to (a) to ensure the retention of the services of such individuals; (b) to attract and retain competent new executive personnel, key employees, consultants and directors; (c) to provide incentive to all such personnel, employees, consultants and directors to devote their utmost effort and skill to the advancement and betterment of the Company, by permitting them to participate in the ownership of the Company and thereby in the success and increased value of the Company; and (d) allowing vendors, service providers, consultants, business associates, strategic partners, and others, with or that the board of directors anticipates will have an important business relationship with the Company or its affiliates, the opportunity to participate in the ownership of the Company and thereby to have an interest in the success and increased value of the Company .

DIRECTOR COMPENSATION

The following table sets forth information concerning the compensation paid to each of our non-employee directors during the fiscal year ended February 28, 2013 for their services rendered as directors.

Name	Fees Earned Or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Neil Maedel	150,000	(2)	—	—		—	—	—	150,000
Gary Parkison	24,000		—	—		—	—	—	24,000
George Young	24,000		—	—		—	—	—	24,000
Randy Buchamer	24,000		—	—		—	—	—	24,000
Bruno Le Barber	24,000		—	—		—	—	—	24,000
Hernan Celorrio	24,000		—	—		—	—	—	24,000
Andrey Koniuhov	22,000		—	133,000	(3)				155,000

(1) All of the directors have been granted warrants except for Mr. Young and Mr. LeBarber who were granted options as compensation for their service as directors.

(2) Represents fees paid as Chairman of the Company and for general full time management of the Company’s activities.

(3)  Mr. Koniuhov was issued a warrant to purchase 1,000,000 shares of the Company’s common stock in April 2012 in connection with being named to the Board.

Upon election or appointment to the Board, the Company grants directors a warrant to purchase 1,000,000 shares of the Company’s common stock.  Directors are reimbursed for their reasonable out-of-pocket expenses incurred while attending board or committee meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table sets forth information regarding the beneficial ownership of our common stock as of April 30, 2013 by (i) each person who is known by us to beneficially more than 5% of our common stock or more than 5% of our preferred stock, (ii) each of our directors and nominees and named executive officers, and (iii) all executive officers and directors as a group.

We determined beneficial ownership under rules promulgated by the SEC, based on information obtained from questionnaires, Company records and filings with the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under the rules of the SEC, a person is considered to beneficially own any shares: (i) over which the person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which the person has the right to acquire beneficial ownership at any time within 60 days of April 30, 2013 (such as through exercise of stock options). Except as otherwise indicated, to the best of our knowledge, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

Percentage information is calculated based on 96,507,801 shares of Common Stock outstanding as of April 30, 2013, plus each person’s warrants and options that are currently exercisable or that will become exercisable within 60 days of April 30, 2013. Percentage information for each person assumes that no other individual will exercise any warrants or options.

Beneficial Owner	Amount and Nature of Beneficial Owner		Percent of Class
Salil Dhaumya	850,000	(1)	*
Neil Maedel	7,700,000	(2)	7.51%
Gary Parkison	1,295,000	(3)	1.33%
Bruno LeBarber	4,568,333	(4)	4.71%
Randy Buchamer	1,361,000	(5)	1.40%
George Young	1,119,000	(6)	1.15%
Ricardo Ernesto Marcos Touche	—		—
Robert Knight	3,418,360		3.54%
Hernan Celorrio	960,000	(7)	*
Andrey Koniuhov	500,000	(8)	*
Miguel Di Nanno	0	(9)	0.0%
All officers and directors as a group	21,771,693		20.22%
5% Holders
Mario Ayub Touche	11,853,332		12.28%
Emilio Novela Berlin	17,500,000		18.13%

*  Less than one percent

(1)         Includes 125,000 shares held by Koios Corporate Financial Services Ltd. Also includes 725,000 vested options owned by Mr. Dhaumya.

(2)        Includes 1,550,000 shares held by Mr. Maedel and 150,000 shares held by family members. Also includes 5,000,000 warrants held by Andean Invest and 1,000,000 vested warrants held by Neil Maedel.  Mr. Maedel is also a “5% holder.”

(3)         Includes 1,000,000 vested warrants held by Mr. Parkison.

(4)         Includes 500,000 vested warrants held by Mr. LeBarber and 3,735,000 shares held by Vortex Capital Ltd., of which, Mr. LeBarber is the managing director.

(5)         Includes 361,000 shares and 1,000,000 vested warrants held by Mr. Buchamer.

(6)         Includes 119,000 shares and 1,000,000 vested warrants held by Mr. Young.

(7)         Includes 370,000 shares and 590,000 vested warrants held by Mr. Celorrio.

(8)         Includes 500,000 vested warrants held by Mr. Koniuhov.

(9)         Mr. Di Nanno, our former President and Chief Operating Officer, forfeited his 666,668 vested options on March 21, 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Except for those noted below, we have not engaged in any transaction since March 1, 2011 in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year end for fiscal 2013 and 2012 and in which any of our directors, named executive officers or any holder of more than 5% of our Common Stock, or any member of the immediate family of any of these persons or entities controlled by any of them, had or will have a direct or indirect material interest.

Indemnification of Officers and Directors

Our Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Certificate of Incorporation is to eliminate our rights and our stockholders’ rights (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Conflicts of Interest

Salil Dhaumya, our chief financial officer, devotes approximately 90% of his time to our affairs. In addition, other officers may have business interests outside our business. There will be occasions when the time requirements of our business conflict with the demands of the officers’ other business and investment activities. Such conflicts may require that we attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to us.

Related Party Transaction Policy

Pursuant to our Code of Business Conduct and Ethics, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into a related party transaction with us without the prior consent of our Audit Committee or our independent directors. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting the proposed agreement, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited, to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee are or have been an officer or employee of us. During our fiscal year ended February 28, 2013, no member of our Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation SK. During our fiscal year ended February 28, 2013, none of our executive officers served on the Compensation Committee (or its equivalent) or board of directors of another entity any of whose executive officers served on our Compensation Committee or board of directors.

OTHER MATTERS

The management of the Company is not aware of any matter to be acted upon at the Annual Meeting other than the matters described above. However, if any other matter properly comes before the Annual Meeting, the proxy holders will vote the proxies thereon in accordance with their best judgment on such matter.

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Stockholders interested in submitting a proposal for consideration at our 2014 annual meeting must do so by sending such proposal to our Corporate Secretary at Pan American Goldfields Ltd, . Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2014 annual meeting is January [  ], 2014. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2014 annual meeting, any such stockholder proposal must be received by our Corporate Secretary on or before January [  ], 2014, and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as well as the applicable requirements of our Bylaws. Any stockholder proposal received after January [  ], 2014 will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Bylaws.

Our Bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, notice to our Corporate Secretary must be received at our principal executive offices not less than 90 days but not more than 120 days prior to the anniversary date of the preceding year’s annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2014 annual meeting, such a proposal must be received by the Company on or after February 17, 2014 but no later than March 19, 2014. If the date of the 2014 annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of the 2013 Annual Meeting, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which the public announcement of the date of such meeting is first made.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

We have adopted “householding,” a procedure approved by the SEC under which stockholders who share an address will receive a single copy of the Annual Report, Proxy Statement and Notice. This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of the distribution of documents related to the Annual Meeting. If you reside at the same address as another Pan American Goldfields stockholder and wish to receive a separate copy of the Annual Meeting materials, you may do so by making a written or oral request to: Salil Dhaumya, Chief Financial Officer, 570 Granville Street, Unit 1200, Vancouver, BC, V6C 3P1, (604) 681-1163. Upon your request, we will promptly deliver a separate copy to you. The Proxy Statement and our Annual Report are also available at https://proxyvote.com.

Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker directly. You may also call (800) 542-1061 or write to: Householding Department, Broadridge, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). Any stockholders who share the same address and currently receive multiple copies of the Annual Report, Proxy Statement and Notice who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or Pan American Goldfields at the contact information listed above, to request information about householding.

ANNUAL REPORTS

Our Annual Report to Stockholders, which contains our Annual Report on Form 10-K for the year ended February 28, 2013, accompanies this proxy statement. The Company’s Annual Report on Form 10-K for the year ended February 29, 2012 will also be made available (without exhibits), free of charge, to interested stockholders upon written request to Pan American Goldfields Ltd., 570 Granville Street, Unit 1200, Vancouver, BC, V6C 3P1, Attention: Corporate Secretary.

BY THE BOARD OF DIRECTORS

/s/ Neil Maedel
Neil Maedel
Executive Chairman

Appendix A

INFORMATION CONCERNING PARTICIPANTS IN

THE COMPANY’S SOLICITATION OF PROXIES

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name, principal business address and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which their employment is carried on, of our directors, nominees, officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be “participants” in our solicitation of proxies from our stockholders in connection with our 2013 Annual Meeting of Stockholders.

Directors and Nominees

Unless, otherwise set forth below, the principal occupations of our directors and nominees who are considered “participants” in our solicitation are set forth under the section above titled “Proposal No. 1: Election of Directors” of this proxy statement.  The names and principal business addresses of the company or other organization in which the principal occupations or employment of the directors is carried on is set forth below:

Name	Business Name and Address
Randy Buchamer	c/o Pan American Goldfields Ltd. 570 Granville St., Unit 1200 Vancouver, BC V6C 3P1
Hernan Celorrio	c/o Pan American Goldfields Ltd. 570 Granville St., Unit 1200 Vancouver, BC V6C 3P1
Gary Parkison	c/o Pan American Goldfields Ltd. 570 Granville St., Unit 1200 Vancouver, BC V6C 3P1
Neil Maedel	c/o Pan American Goldfields Ltd. 570 Granville St., Unit 1200 Vancouver, BC V6C 3P1
Robert Knight	c/o Pan American Goldfields Ltd. 570 Granville St., Unit 1200 Vancouver, BC V6C 3P1
Ricardo Ernesto Marcos Touche	c/o Pan American Goldfields Ltd. 570 Granville St., Unit 1200 Vancouver, BC V6C 3P1
George Young	c/o Lion One Metals Ltd 402 Linden Borger, Texas 79007
Andrey Koniuhov	Principal Occupation: Director of Geology and Advanced Projects for Polyus Gold Bld. 11/5, Apr. 151, Rochdelskaya Str. Moscow, Russia

Officers and Employees

The principal occupations of our executive officers and employees who are considered “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with the Company or one of its subsidiaries, and the business address for each person is Pan American Goldfields Ltd., 595 Howe Street, Unit 906, Vancouver, BC.

Name	Occupation
Neil Maedel	Executive Chairman
Salil Dhaumya	Chief Financial Officer and Secretary

Information Regarding Ownership of  the Company

The number of shares of our common stock held by our directors and named executive officers as of April 30, 2013 is set forth under the “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” section of the proxy statement. Except as set forth in the Proxy Statement, no participant owns any securities of the Company of record that such participant does not own beneficially.

Information Regarding Transactions in Company Securities by Participants

The following table sets forth information regarding purchases and sales of our securities by each of the participants listed above under “Directors and Nominees” and “Officers and Employees” during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to our equity compensation plans and none of the purchase price or market value of those securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Number of Shares or Stock Options Acquired	Number of Shares or Stock Options Disposed of	Notes

Salil Dhaumya	N/A	N/A	N/A

Randy Buchamer	July 24, 2012	80,000 common shares		Director’s fee converted into shares at market price of $0.10 per share.

Hernan Celorrio	August 22, 2011 September 6, 2011 February 13, 2012	300,000 warrants 200,000 warrants 500,000 warrants		Warrants issued to Mr. Celorrio for joining the board.
	July 24, 2012	120,000 common shares		Director’s fee converted into shares at market price of $0.10 per share.

Neil Maedel	N/A	N/A	N/A

Gary Parkison	July 24, 2012	295,000 common shares		Director’s fee converted into shares at market price of $0.10 per share.

Ricardo Ernesto Marcos Touche	N/A	N/A	N/A

George Young	July 24, 2012	24,000 common shares		Director’s fee converted into shares at market price of $0.10 per share.

Andrey Koniuhov	April 25, 2012	1,000,000 warrants		Warrants issued to Mr. Koniuhov for joining the board.

Robert Knight	January 1, 2011 November 11, 2011 February 15, 2012 February 16, 2012 February 21, 2012 February 23, 2012 June 29, 2012 July 2, 2012 July 2, 2012 November 23, 2012 November 15, 2012		20,000 20,000 10,000 10,000 10,000 10,000 50,000 20,000 50,000 20,000 20,000

Open market disposition

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Miscellaneous Information Concerning Participants

Other than as set forth in this Appendix A or the proxy statement, none of the participants or their associates (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of the Company or any of our subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting. In addition, except as set forth in this Appendix A or the proxy statement, neither we nor any of the participants listed above has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

None of the participants have been convicted in a criminal proceeding during the last 10 years (excluding traffic violations or similar misdemeanors).

Other than as set forth in this Appendix A or the proxy statement, none of the participants listed above or any of their associates have (i) other than any arrangements or understandings with any person with respect to any future employment by the Company or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

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PRELIMINARY COPY SUBJECT TO COMPLETION

2013 ANNUAL MEETING OF STOCKHOLDERS OF

PAN AMERICAN GOLDFIELDS LTD.

June 17, 2013

Please date, sign, and mail your proxy card

in the envelope provided as soon as possible.

Please detach and mail in the envelope provided.

PAN AMERICAN GOLDFIELDS LTD.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Neil Maedel and Salil Dhaumya, or either of them, with full power of substitution, as proxies to vote at the 2013 Annual Meeting of Stockholders of Pan American Goldfields Ltd. (the “Company”) to be held at the offices of DLA Piper LLP (US), 4365 Executive Drive, Suite 1100, San Diego, CA 92121 on June 17, 2013, at 9:00 a.m., local time, and at any adjournment or postponements thereof, hereby revoking any proxies heretofore given, all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side, and, in their discretion, upon such other matters as may come before the meeting.

If any other business may properly come before the meeting, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) for whom authority to vote has been withheld.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K is/are available at www.proxyvote.com.

This proxy when properly executed will be voted as directed, or, if no direction is given, will be voted by the proxy holders in accordance with the Board’s recommendation.

(Continued and to be signed on the reverse side)

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PRELIMINARY COPY SUBJECT TO COMPLETION

2013 ANNUAL MEETING OF STOCKHOLDERS OF

PAN AMERICAN GOLDFIELDS LTD.

JUNE 17, 2013

Please date, sign and mail your proxy card

in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors.
NOMINEES:
☐	FOR ALL NOMINEES	Class I
		☐	George Young
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐	Hernan Celorrio
Class II
		☐	Randy Buchamer
		☐	Ricardo Ernesto Marcos Touche
		☐	Robert Knight

☐	FOR ALL EXCEPT	Class III
	(See instructions below)	☐	Gary Parkison
		☐	Neil Maedel

INSTRUCTION 1: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold your vote, as shown here: ☒

		FOR	AGAINST	ABSTAIN

2.	Ratification of the appointment Cowan, Gunteski & Company, P.A.as the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2014.	☐	☐	☐
		FOR	AGAINST	ABSTAIN

3.	Approval of the non-binding advisory resolution on compensation.	☐	☐	☐

		EVERY YEAR	EVERY OTHER YEAR	EVERY THIRD YEAR	ABSTAIN

4.	Approval of the non-binding advisory vote on frequency of the advisory vote on executive compensation.	☐	☐	☐	☐

5.             To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Signature of Stockholder
Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.